                                   Exhibit 7

                        Consent of Price Waterhouse, LLP

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Post-Effective Amendment No. 4 to the registration statement on Form S-6 (the "Registration Statement") of our report dated April 16, 1997, relating to the financial statements of New York Life Insurance and Annuity Corporation, and of our report dated February 19, 1997, relating to the financial statements and selected per unit data of New York Life Insurance and Annuity Corporation Variable Universal Life Separate Account I. We also consent to the reference to us under the heading "Independent Accountants" which appears in such Prospectus.


PRICE WATERHOUSE, LLP
1177 Avenue of the Americas
New York, NY
April 16, 1997

                                   Exhibit 5

                            Financial Data Schedule